UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2018

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, the Board of Directors (the “Board”) of TimkenSteel Corporation (the “Company”) voted to increase the size of the Board from ten directors to eleven directors and appointed Marvin A. Riley as a director of the Company, effective immediately. Mr. Riley was appointed to serve as a member of the Audit Committee of the Board.

The Board has determined that Mr. Riley meets all of the standards for independence under the regulations of the Securities and Exchange Commission and Rule 303A of the New York Stock Exchange Listed Company Manual, that he is financially literate as required under Rule 303A of the New York Stock Exchange Listed Company Manual and that he is free of any material relationships with the Company other than through his service as a director.

Mr. Riley is Chief Operating Officer of EnPro Industries, a leader in sealing products, metal polymer and filament wound bearings, components and service for reciprocating compressors, diesel and dual-fuel engines and other engineered products for use in critical applications in industries worldwide. Prior to serving in his current role as COO at EnPro, Mr. Riley served in various other leadership positions, including as President of its Fairbanks Morse division, focused on marine engines and power generation; Vice President of the company’s manufacturing function; Vice President of Americas; and head of global operations for its GGB Bearing Technology division. Prior to joining EnPro, he served in leadership roles at General Motors Corporation, working within the vehicle manufacturing group. Mr. Riley brings to the Board valuable manufacturing and supply-chain insights from his experience in the automotive, energy and industrial industries adding further depth to the Board’s already significant understanding of the market and supply chain dynamics that affect the Company’s business.

Mr. Riley will be compensated in accordance with the Company’s standard compensation policies and practices for the non-employee, independent members of the Board, the components of which were disclosed in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on March 14, 2018.

There are no arrangements or understandings between Mr. Riley and any other person pursuant to which he was appointed to the Board. Further, Mr. Riley is not a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	August 9, 2018	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary